UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

5:01 ACQUISITION CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	001-39612	85-2790755
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 Second Street, Suite 350 San Francisco, CA		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 993-8570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FVAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 9, 2021, 5:01 Acquisition Corp. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). There were 9,752,782 shares of Class A common stock and Class B common stock represented at the Annual Meeting by valid proxies or voted at the Annual Meeting, which was approximately 91.27% of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the two proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 29, 2021.

Proposal 1 – Election of Directors

Matthew Patterson and Samantha Singer were each elected to serve as a member of the Company’s Board of Directors (the “Board”) until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected or until his or her earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Matthew Patterson	7,685,138	1,255,432	812,212
Samantha Singer	7,686,154	1,254,416	812,212

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2021, by the following votes:

Votes For	Votes Against	Votes Abstain
9,746,834	0	5,948

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5:01 ACQUISITION CORP.

	By:	/s/ Rebecca L. Lucia
Rebecca L. Lucia
Chief Financial Officer
Date: December 13, 2021